EXHIBIT B


                           ALLIANT ENERGY CORPORATION
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                                       MARCH 31,
                                                                         2000      DECEMBER 31,
CAPITALIZATION AND LIABILITIES                                        (UNAUDITED)      1999
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                                                                  (in thousands, except share amounts)
CAPITALIZATION:
  Common stock - $.01 par value - authorized 200,000,000 shares;
   outstanding 79,000,744 and 78,984,014 shares, respectively              $790           $790
  Additional paid-in capital                                            946,033        942,408
  Retained earnings                                                     557,286        577,464
  Accumulated other comprehensive income                                913,950        634,903
  Shares acquired for deferred compensation trust - 24,552 shares
   at an average cost of $29.52 per share                                  (725)           -
                                                                     ------------   ------------
     Total common equity                                              2,417,334      2,155,565
                                                                     ------------   ------------
  Cumulative preferred stock of subsidiaries, net                       113,677        113,638
  Long-term debt (excluding current portion)                          2,019,502      1,486,765
                                                                     ------------   ------------
                                                                      4,550,513      3,755,968
                                                                     ------------   ------------
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CURRENT LIABILITIES:
  Current maturities and sinking funds                                    5,692         54,795
  Variable rate demand bonds                                             55,100         55,100
  Commercial paper                                                      300,785        374,673
  Notes payable                                                              54         50,046
  Capital lease obligations                                              13,285         13,321
  Accounts payable                                                      167,275        191,149
  Accrued interest                                                       38,805         24,818
  Accrued taxes                                                         105,191         78,825
  Other                                                                  74,466         90,898
                                                                     ------------   ------------
                                                                        760,653        933,625
                                                                     ------------   ------------
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OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS:
  Accumulated deferred income taxes                                   1,197,431      1,018,482
  Accumulated deferred investment tax credits                            71,647         71,857
  Environmental liabilities                                              63,839         65,327
  Pension and other benefit obligations                                  63,181         61,988
  Other                                                                 170,553        168,436
                                                                     ------------   ------------
                                                                      1,566,651      1,386,090
                                                                     ------------   ------------
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TOTAL CAPITALIZATION AND LIABILITIES                                 $6,877,817     $6,075,683
                                                                     ============   ============
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THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART
OF THESE STATEMENTS.

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